Exhibit 99.2

EXECUTION VERSION

ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

This ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT (this “Agreement”), dated as of December 21, 2023 (the “Effective Date”), is entered into by and among Brookfield Corporation (f/k/a Brookfield Asset Management Inc.), a corporation organized under the Laws of the Province of Ontario (“BN”), Brookfield Reinsurance Ltd. (f/k/a Brookfield Asset Management Reinsurance Partners Ltd.), a Bermuda exempted company limited by shares (“BNRE”), North End Re (Cayman) SPC, a Cayman segregated portfolio company (“North End Re”), Freestone Re Ltd., an exempted company established under the laws of Bermuda (“Freestone Re”), BAM Re Holdings Ltd., an exempted company established under the laws of Bermuda (“BAM Re Holdings”), American National Group, LLC, a Delaware limited liability company (“ANAT”) and American Equity Investment Life Holding Company, an Iowa corporation (“AEL”).

WHEREAS, BN, BNRE, North End Re, Freestone Re and AEL are parties to an Investment Agreement, dated as of October 17, 2020, as amended as of June 10, 2021 (as so amended, and as may be further amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Investment Agreement”);

WHEREAS, concurrently with the execution of this Agreement, (a) North End Re desires to Transfer all of the Securities held by it as of immediately prior to the Effective Date to BAM Re Holdings and (b) Freestone Re desires to Transfer all of the Securities held by it as of immediately prior to the Effective Date to ANAT;

WHEREAS, (a) North End Re desires to assign all of its rights and obligations under the Investment Agreement to BAM Re Holdings and (b) Freestone Re desires to assign all of its rights and obligations under the Investment Agreement to ANAT, each as further set forth herein; and

WHEREAS, Section 21 of the Investment Agreement specifies that assignments of the Investment Agreement require the written consent of the other parties to the Investment Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Assignment and Assumption.

(a) Effective as of the Effective Date, (i) North End Re hereby assigns, transfers and conveys to BAM Re Holdings, and BAM Re Holdings hereby accepts, all of North End Re’s right, title and interest in and to the Investment Agreement, (ii) BAM Re Holdings hereby assumes all of the obligations of North End Re under the Investment Agreement and agrees to be bound by all obligations of the “Purchaser Subsidiary” under the Investment Agreement (the assignment and assumption under the preceding clauses (i) and (ii) being the “North End Re Assignment”), and (iii) North End Re hereby has no further rights and obligations as the “Purchaser Subsidiary” under the Investment Agreement.

(b) Effective as of the Effective Date, (i) Freestone Re hereby assigns, transfers and conveys to ANAT, and ANAT hereby accepts, all of Freestone Re’s right, title and interest in and to the Investment Agreement, (ii) ANAT hereby assumes all of the obligations of Freestone Re under the Investment Agreement and agrees to be bound by all obligations of the “Purchaser Subsidiary” under the Investment Agreement (the assignment and assumption under the preceding clauses (i) and (ii) being the “Freestone Re Assignment”; together with the North End Re Assignment, the “Assignments” and each, an “Assignment”), and (iii) Freestone Re hereby has no further rights and obligations as the “Purchaser Subsidiary” under the Investment Agreement.

(c) In furtherance of the foregoing, (i) from the Effective Date, all references to the “Purchaser Subsidiary” in the Investment Agreement shall be deemed to be to each of BAM Re Holdings and ANAT (which shall be deemed to be, together with any other persons that become a Purchaser Subsidiary from time to time, one entity for purposes of the Investment Agreement), other than with respect to any representations, warranties, agreements or covenants that have been made or fully performed prior to the Effective Date, (ii) BAM Re Holdings hereby represents and warrants to AEL that, as of the Effective Date, (x) the Purchaser Representations (other than the Purchaser Specified Representations) with respect to the Purchaser Subsidiary shall be true and correct in all material respects and (y) the Purchaser Specified Representations with respect to the Purchaser Subsidiary shall be true and correct in all respects, in the case of sub-clauses (x) and (y) of this clause (ii), treating BAM Re Holdings as the Purchaser Subsidiary and (iii) ANAT hereby represents and warrants to AEL that, as of the Effective Date, (x) the Purchaser Representations (other than the Purchaser Specified Representations) with respect to the Purchaser Subsidiary shall be true and correct in all material respects and (y) the Purchaser Specified Representations with respect to the Purchaser Subsidiary shall be true and correct in all respects, in the case of sub-clauses (x) and (y) of this clause (iii), treating ANAT as the Purchaser Subsidiary.

2. Consents. Pursuant to Section 21 of the Investment Agreement, BN, BNRE, North End Re, Freestone Re and AEL each hereby consents to (a) the North End Re Assignment and the transfer of all of the Securities held by North End Re as of immediately prior to the Effective Date to BAM Re Holdings and (b) the Freestone Re Assignment and the transfer of all of the Securities held by Freestone Re as of immediately prior to the Effective Date to ANAT, in each case as further set forth in, and pursuant to and in accordance with, Section 1 hereof.

3. Miscellaneous. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Investment Agreement. The provisions of Section 11 (Amendments and Waivers), Section 12 (Notices, etc.), Section 16 (Governing Law), Section 17 (Waiver of Jury Trial), Section 19 (Counterparts; Electronic Signature), Section 20 (Severability) and Section 21 (Miscellaneous) of the Investment Agreement shall apply mutatis mutandis to this Agreement.

4. Further Assurances. North End Re, BAM Re Holdings, Freestone Re and ANAT each agree to perform (or cause to be performed) all such further acts and to execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the assignments contemplated hereby.

[Signature Pages Follow]

This Agreement is hereby agreed to as of the date first written above.

BROOKFIELD CORPORATION

by	/s/ Swati Mandava
	Name:	Swati Mandava
	Title:	Managing Director, Legal & Regulatory

BROOKFIELD REINSURANCE LTD.

by	/s/ Gregory McConnie
	Name:	Gregory McConnie
	Title:	Vice President

NORTH END RE (CAYMAN) SPC

by	/s/ Gregory McConnie
	Name:	Gregory McConnie
	Title:	Director

BAM RE HOLDINGS LTD.

by	/s/ Gregory McConnie
	Name:	Gregory McConnie
	Title:	President & Director

[Signature Page to Assignment, Assumption & Consent Agreement]

FREESTONE RE LTD.

by	/s/ Gregory McConnie
	Name:	Gregory McConnie
	Title:	Director

AMERICAN NATIONAL GROUP, LLC

by	/s/ Timothy A. Walsh
	Name:	Timothy A. Walsh
	Title:	President & Chief Executive Officer

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

by	/s/ Anant Bhalla
	Name:	Anant Bhalla
	Title:	Chief Executive Officer and President

[Signature Page to Assignment, Assumption & Consent Agreement]